SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT made as of the 31st day of August, 1999, by and among LILLY INDUSTRIES, INC., an Indiana corporation (the "Borrower"), the LENDERS party hereto, and BANK ONE, INDIANA, N.A., as successor by merger to NBD BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS,  as of October 24,  1997,  the parties  hereto  entered into a
certain  Credit   Agreement,   as  amended  April  4,  1998  (as  amended,   the
"Agreement"); and

         WHEREAS, the Borrower has requested modifications to the Agreement (a) to allow the Borrower to obtain mortgage financing on its new headquarters in Indianapolis, Indiana, and (b) to change the calculation of the Fixed Charge Coverage Ratio, and the Required Lenders have consented to such modifications subject to and as provided in this Second Amendment;

         NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

                          PART I. AMENDATORY PROVISIONS


                              SECTION 1 Definitions

1.1      Defined Terms.
         -------------

         Section 1.1 of the Agreement is hereby amended by substituting the following definition in lieu of the like existing definition:

                  "Fixed Charge Coverage Ratio" means, with respect to Borrower and its Subsidiaries determined on a Consolidated basis, the ratio of
         (a) the sum of (i) EBITDA minus (ii) Capital Expenditures, plus (iii) Permitted Corporate Headquarters Expenditures, plus (iv) Rentals, to
         (b) the sum of (i) interest expense, plus (ii) scheduled principal payments in respect of Indebtedness paid in such period, plus (iii) taxes paid, plus (iv) Rentals, plus (v) dividends paid in such period, all as determined on the last day of each fiscal quarter of Borrower by reference to the Financial Statements; in each instance determined for the trailing four (4) quarter period ending on the date of determination. Section 1.1 of the Agreement is hereby further amended by adding the following definition:

                  "Mortgage Lien" shall have the meaning ascribed in Schedule 5.2.2.

                  "Permitted Corporate Headquarters Expenditures" means any expenditures incurred in any quarter related to the purchase and construction of the Borrower's corporate headquarters (including furniture and fixtures) located at 200 West 103rd, Indianapolis, Indiana 46290, but only to the extent the sum of all such expenditures whenever incurred do not exceed $15,000,000 in the aggregate.

                               SECTION 5 Covenants

5.2.     Negative Covenants.
         -------------------

                  5.2.15.   Restrictive   Agreements.   Section  5.2.15  of  the
         Agreement is hereby amended by adding "and excluding any restrictions under the Mortgage Lien" after "Documents" in the second line thereof.


                               PART II. SCHEDULES

         The Agreement is hereby amended by substituting Schedule 4.10, 5.2.2 and 5.2.3 to this Second Amendment in lieu of Schedules 4.10, 5.2.2 and 5.2.3, respectively, to the Agreement.

                           PART III. CONTINUING EFFECT

         Except as expressly modified herein:

                  (a) All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Second Amendment; provided, however, in the event of any irreconcilable inconsistency, this Second Amendment shall control;

                  (b) The representations and warranties contained in the Agreement shall survive this Second Amendment in their original form as continuing representations and warranties of the Borrower; and

                  (c) Capitalized terms used in this Second Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, the Borrower represents, warrants, covenants and agrees that:

                   (aa) Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

                  (bb)  There  currently  exists no  offsets,  counterclaims  or
         defenses  to  the  performance  of  the   Obligations   (such  offsets,
         counterclaims or defenses, if any, being hereby expressly waived);

                  (cc) There has not occurred any Default or Unmatured Default; and

                  (dd) After giving effect to this Second Amendment and any transactions contemplated hereby, no Default or Unmatured Default is or will be occasioned hereby or thereby.

                      PART IV. INDEPENDENT CREDIT DECISION

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Second Amendment.

                          PART V. CONDITIONS PRECEDENT

         Notwithstanding anything contained in this Second Amendment to the contrary, the Lenders shall have no obligation under this Second Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

                  (a) Each of the conditions set forth in Section 6.2 of the Agreement shall have been satisfied;

                  (b) The Agent shall have received counterparts of this Second Amendment duly executed by the Agent, Borrower and the Required Lenders;

                  (c) A fee shall be paid by Borrower to the Agent for the benefit of each Lender that has executed and delivered a counterpart of this Second Amendment by September 8, 1999 in an amount equal to $3,000 for each such Lender;

                  (d) All legal matters incident to this Second Amendment shall be reasonably satisfactory to the Agent and its counsel.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Second Amendment to be executed by their respective officers duly authorized as of the date first above written.

                      [This space intentionally left blank]

                                SIGNATURE PAGE OF

                             LILLY INDUSTRIES, INC.
                                       TO

                               SECOND AMENDMENT TO

                                CREDIT AGREEMENT

                                      LILLY INDUSTRIES, INC.



                                      By: /s/ John C. Elbin
                                           John C. Elbin, Vice President,
                                           Chief Financial Officer and Secretary


Address:

200 West 103rd Street
Indianapolis, Indiana  46290
Attention:  John C. Elbin
Facsimile:  317-814-8780

                                SIGNATURE PAGE OF

                           BANK ONE, INDIANA, N.A. TO
                               SECOND AMENDMENT TO

                                CREDIT AGREEMENT

                                            BANK ONE, INDIANA, N.A.(successor by
                                            merger to NBD BANK, N.A.),
                                            individually and as Agent


                                            By:   Dennis L. Bassett

                                            Its:  Senior Vice President

                                SIGNATURE PAGE OF

                            FIRST UNION NATIONAL BANK

                                       TO

                               SECOND AMENDMENT TO

                                CREDIT AGREEMENT

                                                     FIRST UNION NATIONAL BANK

                                                     By:   David C. Hauglia

                                                     Its:  Vice President

                                SIGNATURE PAGE OF

                          HARRIS TRUST AND SAVINGS BANK

                                       TO

                               SECOND AMENDMENT TO

                                CREDIT AGREEMENT

                                               HARRIS TRUST AND SAVINGS BANK

                                               By:   Thad D. Rascne

                                               Its:  Vice President

                                SIGNATURE PAGE OF

                          KEYBANK NATIONAL ASSOCIATION

                                       TO

                               SECOND AMENDMENT TO

                                CREDIT AGREEMENT

                                              KEYBANK NATIONAL ASSOCIATION

                                              By:   Frank J. Jancar

                                              Its:   Vice President

                                SIGNATURE PAGE OF

                          NATIONAL CITY BANK OF INDIANA

                                       TO

                               SECOND AMENDMENT TO

                                CREDIT AGREEMENT

                                               NATIONAL CITY BANK OF INDIANA

                                               By:

                                               Its:   Vice President

                                SIGNATURE PAGE OF

                              BANK OF AMERICA N.A.
                                       TO

                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                           BANK OF AMERICA N.A. (formerly
                                           known as Bank of America N.T. & S.A.)


                                           By:

                                           Its:   Managing Director

                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                      among

                             LILLY INDUSTRIES, INC.

                             an Indiana corporation

                          the Lenders Signatory Hereto

                                       and

    BANK ONE, INDIANA, N.A. (successor by merger to NBD Bank, N.A.), as Agent







                           Dated as of August 31, 1999

TABLE OF CONTENTS


PART I.     AMENDATORY PROVISIONS  ........................................... 1

                  SECTION 1      Definitions ................................. 1
                                            1.1   Defined Terms............... 1
                  SECTION 5      Covenants.................................... 2
                                      5.2      Negative Covenants............. 2
                                      5.2.15   Restrictive Agreements......... 2

PART II.    SCHEDULES......................................................... 2

PART III.   CONTINUING EFFECT................................................. 2

PART IV.    INDEPENDENT CREDIT DECISION....................................... 3

PART V.     CONDITIONS PRECEDENT.............................................. 3

                             SCHEDULE 4.10 and 5.2.3

                                  Indebtedness

         The Borrower  incorporates  Schedule  5.2.2 by reference into Schedules
4.10 and 5.2.3.

         A 10-year economic development note relating to the State of Kentucky. The principal amount of the note is $186,000 and the lender is National City Bank.

         Indebtedness   in  the   aggregate   principal   amount  not  exceeding
$15,000,000 owed to a Lender party to the Agreement secured by the Mortgage Lien, including any renewal, extension or refinancing thereof.

                                 SCHEDULE 5.2.2

                                 Permitted Liens

         The mortgage lien in favor of a Lender party to the Agreement encumbering Borrower's real estate located at 2200 West 103rd, Indianapolis, Indiana 46290, and all buildings and improvements now or hereafter located thereon and all other tangible personal property owned by Borrower and now or hereafter used or intended for use in constructing, furnishing, equipping and operating any improvements located on such real estate (the "Mortgage Lien").